Exhibit 10.3.2

                    PAISANO PUBLICATIONS, INC.

                        LICENSE AGREEMENT

                      TRADEMARK/COPYRIGHT


                        "EASYRIDERS CAFE"


LICENSEE: NEWRIDERS, INC.


Para.                                 Page
1. Definitions                         4

 (a) Property                          4
 (b) Licensed Article                  4
 (c) Licensed Territory                4
 (d) Affiliate                         4
 (e) Sale                              4
 (f) Gross Sales                       5
 (g) Premium                           5

2. Grant of License                    5

 (a) Grant                             5
 (b) Official Licensed Product         5
 (c) Scope of Exclusivity              5
 (d) Prohibition Against Extra
     Territorial Sales                 5
 (e) Term                              5

3. Compensation and Statement          6

 (a) Royalty Rate                      6
 (b) Advance Payment                   6
 (c) Minimum Royalty                   6
 (d) Statement and Payments            6
 (e) Administrative Fee                6
 (f) Interest                          6
 (g) Payment on Termination            6

4. Quality and Approvals               6

 (a) Standards                         6
 (b) Samples and Trade Dress           7
 (c) Advertising                       7

5. Records                             7

6. Termination                         8

7. Disposal of Stock                   9

8. Remedies                            9

9. Indemnification and Insurance      10

10. Best Efforts and Distribution
    Requirements                      10

11. Notices                           11

12. No Joint Venture                  11

13. Title to Property                 11

 (a) Cooperation                      11
 (b) Ownership                        12

14. Protection of Property            12

15. Government Approvals              13

16. Combination and Premium Sales     13

17. Assignment                        13

18. Miscellaneous                     13

19. Severability                      14

20. Survivorship of Provisions        14

21. Confidentiality                   14

22. Costs                             14

    SIGNATURE PAGE                    15

EXHIBIT A                             16
EXHIBIT B                             17
EXHIBIT C                             18
EXHIBIT D                             19




                        LICENSE AGREEMENT

     AGREEMENT made this 15th day of January, 1997 by and between PAISANO PUBLICATIONS, INC., a California corporation, with its principal place of business at 28210 Dorothy Drive, Agoura, CA 91301 (hereinafter referred to as "Paisano" or "Licensor") and NEWRIDERS, INC. a California corporation, with its principal place of business at 5155 N. Blackstone, Fresno, CA, 93705 (hereinafter referred to as "Licensee");

                           WITNESSETH:

     A. PAISANO is the owner of certain proprietary rights in and to the PROPERTY, defined in paragraph 1(a) below, and PAISANO is willing to grant to LICENSEE such rights to use the PROPERTY on the LICENSED ARTICLES as defined in paragraph 1(b) below, in the LICENSED TERRITORY, as defined in paragraph 1(c) below, on the terms herein; and

     B. LICENSEE desires to use the PROPERTY in association with the manufacture, sale, advertisement, and distribution of the LICENSED ARTICLES, on the terms herein.

     THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:

1. Definitions for the purposes hereof.

     (a) "Property" means and includes the marks, names, literary, pictorial, graphic, sculptural, audiovisual works, designs, logos, characters, symbols, likenesses, visual representations, and each component thereof identified and depicted in EXHIBIT A.

     (b) "Licensed Articles" means the goods and services as specified and limited in EXHIBIT B which contain any of the PROPERTY. It does not include any goods which incorporate the LICENSED ARTICLE in any larger assembly or compilation or as a component.

     (c) "Licensed Territory" means the geographic territory, channels of trade, and fields of use as specified in EXHIBIT C.

     (d) "Affiliate" means (1) any person or entity which owns any part of LICENSEE or is owned in any part by LICENSEE; or (2) any person or entity having ownership or control which is common to both it and LICENSEE when the common ownership or common control is at least ten percent (10%) in both it and LICENSEE.

     (e) "Sale" means the sale or other distribution of LICENSED ARTICLES by LICENSEE or its AFFILIATE to any customer. A LICENSED ARTICLE is sold when shipped and invoiced by or at the direction of LICENSEE or LICENSEE'S AFFILIATE.

     (f) "Gross Sales" means the price of all LICENSED ARTICLES as invoiced by LICENSEE and LICENSEE's AFFILIATE to their customers for the sale of LICENSED ARTICLES, less sales taxes, shipping costs, and returns actually made and allowed. In computing Gross Sales, no costs incurred in manufacturing, selling, advertising or distributing the LICENSED ARTICLES covered by this AGREEMENT shall be deducted, nor shall any deduction be made for uncollectible accounts. cash discounts or similar allowances. LICENSEE warrants that all invoices will accurately reflect the actual price charged to its customers for sales of LICENSED ARTICLES.

     (g) "Premium" means any article used for the purpose of increasing the sale, promoting, or publicizing any goods or services, including but not limited to incentives for sales forces, the trade or the consumer.

2. Grant of License

     (a) Grant: Subject to the limitations set forth in this AGREEMENT, PAISANO hereby grants to LICENSEE the "non-exclusive" and non-transferable right, without the right of sublicense, to use the PROPERTY for the manufacture, offer for sale, sale, advertisement, promotion, shipment, and distribution of the LICENSED ARTICLES in the LICENSED TERRITORY.

     (b) Official Licensed Product: ALL LICENSED ARTICLES, as well as all packaging and advertising therefor, shall have imprinted thereon the words "EASYRIDERS, Official Licensed Product" in any approved form including, as depicted in EXHIBIT A, subject to mutual agreement as to size and placement. PAISANO, in its sole discretion, may also require LICENSEE to place any other indicia or symbols on the LICENSED ARTICLES, as well as all packaging and advertising therefor, as a means of further identifying LICENSEE and/or the LICENSED ARTICLES.

     (c) Scope of Exclusivity: Nothing in this AGREEMENT shall be construed to prevent PAISANO from: (i) granting any other licenses for the use of the PROPERTY; (ii) utilizing the PROPERTY on any goods or services whatsoever that PAISANO itself may elect to sell to its dealers, distributors and other customers; or (iii) utilizing the PROPERTY in any other manner whatsoever.

     (d) Prohibition Against Extra-Territorial Sales: The grant hereby extends only to the LICENSED TERRITORY. LICENSEE agrees that it will not use, manufacture or sell, nor authorize any use, manufacture, or sale of any goods or services which use the PROPERTY outside of the LICENSED TERRITORY, and that it will not sell any goods or services using the PROPERTY for resale or distribution outside of the LICENSED TERRITORY.

     (e) Term: This AGREEMENT shall be effective on January 15, 1997 and shall expire automatically on January 15, 2002 unless sooner terminated in accordance with the provisions hereof, as attached to existing franchise agreement dated January 15, 1997.

3. Compensation and Statement

     (a) Royalty Rate: LICENSEE agrees that it will pay PAISANO an amount equal to ten percent (10%) of all GROSS SALES made during the term of this AGREEMENT and during any period of any permitted extension or renewal. All payments made hereunder shall be in U.S. currency.

     (b) Advance Payment: Upon execution of this AGREEMENT, LICENSEE shall pay PAISANO the amount of USD$ 0.00. This amount is comprised of USD$ 0.00 which is non-refundable (except as provided in paragraph 3(g) below), but credited against royalties due during term of this AGREEMENT and USD$ 0.00 per calendar quarter which is a non-refundable payment of administrative licensing costs of LICENSEE, which is not credited against royalties.

     (c) Minimum Royalty: For each year of the term of this AGREEMENT, LICENSEE agrees to pay PAISANO a non-refundable annual minimum royalty of USD $0.00 which is due and payable on each anniversary of this AGREEMENT to be credited against any royalties which may be due for the succeeding year. Minimum royalty payments may not be accrued and credited against any year other than the year next succeeding the minimum royalty due date. See Addendum/Exhibit "D".

     (d) Statement and Payments: On or before the 15th day of each calendar month, whether or not any Sales of any LICENSED ARTICLES have been made, LICENSEE shall submit to PAISANO a full and accurate statement certified by a knowledgeable officer as accurate, showing the quantity, description, and Gross Sales of all LICENSED ARTICLES distributed and/or sold during the preceding calendar month. Simultaneously therewith LICENSEE shall make any payments due to PAISANO under provisions of paragraphs 3, 4 and 5 of this AGREEMENT.

     (e) Administrative Fee: Any delay in making my report required under this AGREEMENT, or the making of any incomplete report, entities PAISANO to an additional administrative delay fee of $100.00 per report.

     (f) Interest: Any sums which have not been timely paid by LICENSEE, including without limitation the sums due under paragraphs 3 and 4 and the costs of any PAISANO examination under paragraph 5 shall accrue interest compounded daily from the final date on which LICENSEE could cure any late payment of each sum until the date of actual receipt of payment at the annual rate of twelve percent (12%).

     (g) Payment on Termination: Upon expiration, or in the event Paisano terminates this AGREEMENT pursuant to section 6, then all amounts owed, under this AGREEMENT, by LICENSEE to PAISANO, shall become due and payable immediately.

4. Quality and Approvals

     (a) Standard: LICENSEE agrees that the LICENSED ARTICLES covered by this AGREEMENT shall be of such style, appearance and quality as to be suited to their exploitation to the best advantage and to the protection and enhancement of the PROPERTY and the goodwill pertaining thereto; that such LICENSED ARTICLES will be manufactured, sold and distributed in accordance with all applicable federal, state and local laws, and industry codes and standards; that LICENSEE's policies of sale, distribution and/or exploitation shall be of high standard; and that the foregoing shall in no manner reflect adversely upon the good name of PAISANO or any of its products or the PROPERTY.

     (b) Samples and Trade Dress: LICENSEE shall, before selling or distributing any LICENSED ARTICLES, furnish to PAISANO free of cost, for written approval, two samples of each LICENSED ARTICLE, together with all of each LICENSED ARTICLE's trade dress, (including packaging and labels), and all containers (including packing and wrapping material), and any additional samples as may be requested by PAISANO. Notwithstanding the foregoing, Paisano shall be entitled to 20 samples at no cost; any additional samples requested shall be purchased from Licensee at Licensee's wholesale price. It is a material requirement of this AGREEMENT, that within sixty (60) days of the beginning of the term of this AGREEMENT, LICENSEE shall submit to PAISANO for its written approval, the proposed samples of the LICENSED ARTICLES and all proposed trade dress and containers. The LICENSED ARTICLES, all trade dress, and all containers, shall be of a quality, appearance and style approved by PAISANO before any advertising, sales, distribution or use of it. Any LICENSED ARTICLE, its trade dress, and containers (including packing and wrapping material), submitted and not disapproved by PAISANO within thirty (3 0) days after receipt, shall be deemed to have been approved. After samples of such items have been approved pursuant to this paragraph, LICENSEE shall not change any aspect thereof without the prior written consent of PAISANO. From time to time after LICENSEE has commenced selling the LICENSED ARTICLES, and upon PAISANO's written request, LICENSEE shall furnish without cost to PAISANO no more than two (2) additional random samples of each LICENSED ARTICLE being manufactured and sold by LICENSEE hereunder, together with all trade dress and all containers (including packing and wrapping material) used in connection therewith. In the event PAISANO determines in its sole discretion there is a material departure from the approved sample, trade dress, or containers for such materials, PAISANO shall have the right in its sole discretion to withdraw its approval of any such materials and/or terminate this AGREEMENT upon written notice for LICENSEE's breach of its duties under this paragraph, unless LICENSEE cures such breach within thirty (30) days of its receipt of PAISANO's written notice of termination.

     (c) Advertising: LICENSEE agrees that he shall use his best efforts to promote the sale of the LICENSED ARTICLES throughout the licensed territory.

5. Records

     (a) LICENSEE agrees to keep accurate books of account and records covering all transactions relating to the subject matter hereof. Upon at least five (5) business days written notice to LICENSEE PAISANO and its duly authorized representatives shall have the right at all reasonable hours of any business day to examine such books of account and records in LICENSEE's possession or under its control with respect to the subject matter and terms of this AGREEMENT, and shall have free and full access thereto for such purposes and for the purpose of making copies and extracts therefrom. All such books of account and records shall be kept available for at least four years after the termination or expiration of this AGREEMENT. LICENSEE further agrees that, to facilitate the examination of its books and records with respect to any amounts due, it will designate a symbol or number which will be used exclusively in connection with the LICENSED ARTICLES and with no other articles which LICENSEE may manufacture, sell or distribute.

     (b) In the event an examination of LICENSEE's books reveals a deficiency in sums owed to PAISANO in excess of 10% for the term and (i) LICENSEE agrees with such figures; or (ii) the parties settle on some other figure in excess of the amounts set out; or (iii) it is adjudicated that there is a deficiency in excess of such amount then LICENSEE shall bear the cost of reasonable accountants fees related to the conduct of such audit.

6. Termination

     (a) PAISANO shall have the right to terminate this AGREEMENT prior to its expiration upon written notice to LICENSEE at any time if
     (i) LICENSEE shall fail to make any payment due hereunder or to deliver any of the statements herein referred to or if LICENSEE shall fail to comply with any other term or condition of this AGREEMENT, if such failure shall continue for a period of thirty (30) calendar days after written notice of such failure is received by LICENSEE by certified maiI, telex, telegram, or telecopier to LICENSEE; or
    (ii) LICENSEE files a petition in bankruptcy, is adjudicated a bankrupt or files a petition or otherwise seeks relief under or pursuant to any bankruptcy, insolvency or reorganization statute or proceeding, or if a petition in bankruptcy is filed against it or it becomes insolvent or makes an assignment for the benefit of its creditors or a custodian, receiver or trustee is appointed for it or a substantial portion of its business or assets, this AGREEMENT shall terminate automatically, provided such circumstance shall not be cured within thirty (30) days of the commencement of the above-stated event. This AGREEMENT is entered into by PAISANO based upon and in reliance upon the personal services of LICENSEE. No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court of official charged with taking over custody of LICENSEE's assets or business shall have any right to continue this AGREEMENT or to exploit or in any way use the PROPERTY if this AGREEMENT terminates pursuant to this paragraph. Notwithstanding the foregoing provisions, in the event that, pursuant to the U.S. Bankruptcy Code, a trustee in bankruptcy of LICENSEE or LICENSEE, as debtor, is permitted to assume this AGREEMENT and does so and, thereafter, desires to assign this AGREEMENT to a third party, which assignment satisfies the requirements of the Bankruptcy Code, the trustee or LICENSEE, as the case may be, shall notify PAISANO of same in writing. Said notice shall set forth the name and address of the proposed assignee, the proposed consideration for the assignment and all other relevant details thereof. The giving of such notice shall be deemed to constitute an offer to PAISANO to have this AGREEMENT assigned to it or its designee for such consideration, or its equivalent in money, and upon such terms as are specified in the notice. The aforesaid offer may be accepted only by written notice given to the trustee or LICENSEE, as the case may be, by PAISANO within thirty (30) days after PAISANO's receipt of the notice from such party. If PAISANO fails to give its notice to such party within this period, such party may complete the assignment referred to in its notice, but only if such assignment is to the entity named in said notice and for the consideration and upon the terms specified therein. Nothing contained herein shall be deemed to preclude or impair any rights which PAISANO may have as a creditor in any bankruptcy proceeding.

      (b) PAISANO shall be under no obligation to terminate this AGREEMENT on the happening of any or all of the events set forth in this paragraph 6, and its failure to do so in any instance shall not be deemed a waiver of its rights to do so. PAISANO's rights under this paragraph 6 are in addition to all other rights which PAISANO may have against LICENSEE for damages and equitable relief.

7. Disposal of Stock

     (a) After the expiration or termination of this AGREEMENT, LICENSEE shall have no further right to manufacture, advertise, distribute, sell, or otherwise deal in any LICENSED ARTICLES except as hereinafter provided. Upon such expiration or termination, LICENSEE may dispose of finished LICENSED ARTICLES on hand or in process at the time of such expiration or termination, for a period of ninety (90) days thereafter, provided all further payments due with respect to that ninety (90) day period are made in accordance with paragraph 3 hereof.

     (b) If this AGREEMENT is terminated for any reason excepted in the previous paragraph, then LICENSEE shall have no rights of disposal under the previous paragraph and LICENSEE shall immediately ship to PAISANO, without cost to PAISANO, all existing inventory of LICENSED PRODUCTS and all items utilized in the manufacture of LICENSED ARTICLES and within its control, except for those items which contain information proprietary to LICENSEE (e.g. positive films) and all trade dress and containers embodying the property along with a written inventory of LICENSED ARTICLES remaining and on hand, which shall be certified by an officer of LICENSEE. PAISANO's receipt of such inventory, written inventory and other materials shall not constitute a waiver by PAISANO of its right to recover any amounts due PAISANO or a waiver of its right to exercise any other remedies which are provided by law or this AGREEMENT.

8. Remedies

     LICENSEE acknowledges that its failure (except as otherwise expressly provided herein) to cease the manufacture, sale or distribution of the LICENSED ARTICLES upon the termination or expiration of this AGREEMENT will result in immediate and irreparable damage to PAISANO. LICENSEE acknowledges and admits that there is no adequate remedy at law for such failure to cease manufacture, sale or distribution, and LICENSEE agrees that in the event of such failure the goods shall be deemed counterfeit and PAISANO shall be entitled to equitable relief including, without limitation, temporary and permanent injunctions and such other and further relief as any court or agency with jurisdiction may deem just and proper. Resort to any remedy referred to hereinabove shall not be construed as a waiver of any other rights and remedies to which PAISANO is entitled under this AGREEMENT or under applicable law.

9. Indemnification and Insurance

     (a) LICENSEE shall be solely responsible for, and defend and indemnify PAISANO, and the officers and directors of both of the foregoing (hereinafter collectively "Indemnities"), and hold such Indemnities harmless from any and all claims, demands, causes of action, damages, costs and expenses whatsoever (including but not limited to reasonable attorneys' fees and product warranty and recall expenses. if any) arising directly or indirectly from or out of LICENSEE's use of the PROPERTY, out of the design, manufacture, sale, distribution, use or misuse of the LICENSED ARTICLES or otherwise arising directly or indirectly from or out of any alleged action or omission of LICENSEE, any affiliate, or any of their customers.

     (b) LICENSEE will obtain and maintain at all times product liability insurance for the LICENSED ARTICLES in the amount of coverage specified below. Such product liability insurance shall be in a form and substance acceptable to PAISANO and shall cover any claims, demands, causes of action or damages, including reasonable attorneys' fees, arising from or out of any alleged defects in the LICENSED ARTICLES, or otherwise from or out of any use or misuse of the LICENSED ARTICLES. A certificate of insurance evidencing same, along with the name, address and telephone number of the insurance underwriter, shall be sent, pursuant to paragraph 11, to PAISANO. Such insurance policy shall name the Indemnities as additional insureds and shall provide that it may not be canceled without at least thirty (30) days prior written notice to PAISANO. LICENSEE shall furnish PAISANO with a certificate of such insurance showing compliance with the foregoing requirements. LICENSEE agrees that, for the initial term of this AGREEMENT, such insurance policy or policies shall contain a combined single limit of no less than $1,000,000. for bodily injuries and property damage arising out of each occurrence. LICENSEE shall give immediate notice to PAISANO of all occurrences that might reasonably be expected to result in any claim against it or any one or more of the Indemnities or which could impose any liability upon any one or more of the Indemnities.

10. Best Efforts and Distribution Requirements

     LICENSEE agrees to maximize the sales of LICENSED ARTICLES and to use its best efforts to continuously, diligently and competitively design, sell, advertise, promote, distribute, inventory and supply each of the LICENSED ARTICLES throughout the LICENSED TERRITORY. This requires in part the maintenance of adequate facilities and trained personnel. LICENSEE shall maintain sufficient facilities and hire sufficient personnel for the broadest possible distribution of LICENSED ARTICLES through-out the LICENSED TERRITORY. It is a material requirement of this AGREEMENT that, within ninety (90) days of the beginning term of this AGREEMENT, LICENSEE begin the bona fide manufacture, distribution and sale of all LICENSED ARTICLES. PAISANO or its designee shall be entitled to view and inspect any and all locations pertaining to the manufacture, distribution, and sale of LICENSED ARTICLES upon reasonable notice to LICENSEE.

11. Notices

     All notices and statements to be given, and all payments to be made hereunder, shall be given or made at the respective addresses of the parties as set forth below unless notification of a change of address is given in writing. Any notice which is posted in the United States and forwarded by registered or certified mail, telegram, mailgram, telex, or telecopier shall be deemed to have been given at the time it is mailed. Any other form of notice shall be deemed given at the time of receipt.

     If to PAISANO:      PAISANO PUBLICATIONS, Inc.
                         28210 Dorothy Drive
                         Agoura Hills, CA 91301
                         Attention: Joe Teresi or Brian Wood

     If to LICENSEE:     NEWRIDERS INC.
                         5155 N. Blackstone
                         Fresno, CA 93705
                         Attn: Leon Hatcher

12. No Joint Venture

     Nothing herein contained shall be construed to place the parties in the relationship of partners, joint venturers or agents, and LICENSEE shall have no power or right to obligate or bind PAISANO in any manner whatsoever.

13. Title to Property

     (a) Cooperation: LICENSEE agrees to cooperate fully and in good faith with PAISANO for the purpose of securing and preserving PAISANO's (or any grantor of PAISANO) rights in and to the PROPERTY. LICENSEE shall, at PAISANO's request and expense, register or cooperate with PAISANO to register in all states and countries, a copyright, trademark and/or service mark in the appropriate class(es), all in the name of PAISANO or, if PAISANO so requests, in LICENSEE's own name. However, it is agreed that nothing contained in this AGREEMENT shall be construed as an assignment or grant to LICENSEE of any right, title or interest in or to the PROPERTY, or any registration or application therefore referred to above, it being understood dig all rights relating thereto are reserved by PAISANO, except for the LICENSEE's right to use the PROPERTY as expressly provided in this AGREEMENT. LICENSEE hereby agrees that it will, at any time upon request of PAISANO, assign, transfer and convey to PAISANO any trade rights, trademarks, service marks or copyright equities and registrations, goodwill, title and all other rights in and to the same which may be obtained by LICENSEE or which are contemplated hereby. LICENSEE shall execute any instruments presented to it by PAISANO to accomplish or confirm the foregoing. Any such assignment, transfer or conveyance shall be without other consideration, other than the mutual covenants set forth in this AGREEMENT. LICENSEE hereby agrees that it shall not at any time acquire any rights in the PROPERTY by virtue of any use it may make of the PROPERTY. In furtherance of the foregoing, LICENSEE hereby grants to PAISANO an irrevocable power of attorney to sign, on behalf of LICENSEE, any and all applications and other documents relating to copyright and/or trademark protection and registration of the property in order to insure ownership thereof in PAISANO.

     (b) Ownership: Any rights, including worldwide copyright, in all marks, names, literary, pictorial, graphic, sculptural, audio- visual works, designs, logos, characters, symbols, likenesses, visual representations, and/or other works (hereinafter called WORKS) conceived or created by LICENSEE and used in association with any LICENSED ARTICLE, its trade dress, its containers, or its advertising, shall become the sole and exclusive property of PAISANO. Immediately upon usage of these WORKS on any LICENSED ARTICLE, its trade dress, its containers, or its advertising, all right, title and interest vests in PAISANO. LICENSEE shall affix to all LICENSED ARTICLES, its trade dress, containers, and advertising all copyright and trademark notice(s) as provided for by PAISANO in order to maintain, protect and enforce such rights under the appropriate laws. With respect to all copyrightable works, LICENSEE will upon request from PAISANO cause its employees or other persons or entities creating same to transfer all ownership therein to PAISANO by assignment or as a "work-made-for-hire" and furnish proof thereof to PAISANO.

14. Protection of Property

     (a) LICENSEE recognizes the great value of the goodwill associated with the PROPERTY, and acknowledges that the PROPERTY and all rights therein and goodwill pertaining thereto belong exclusively to PAISANO, and that the PROPERTY has a secondary meaning in the minds of the public. Accordingly, LICENSEE agrees that it will not, during the term of the AGREEMENT or thereafter, attack the title or any rights of PAISANO in and to the PROPERTY or attack the validity of this AGREEMENT.

     (b) In furtherance of the protection of the PROPERTY, to prevent dilution of the value of the PROPERTY, to eliminate the likelihood of confusion and to prevent deception to the public, LICENSEE agrees that it will not sell LICENSED ARTICLES in territories, channels of trade, or fields of use not expressly authorized by this AGREEMENT.

     (c) LICENSEE agrees to assist PAISANO, at PAISANO's expense (except as otherwise provided herein), to the extent necessary in the procurement of any protection of PAISANO's rights to the PROPERTY, in the protection and defense of the PROPERTY, the filing and prosecution of any trademark or copyright application or other applications the recording of this AGREEMENT or any other AGREEMENTS, and the publication of any notices or the doing of any other act with respect to the PROPERTY, including the prevention of the use thereof by any unauthorized person, firm or corporation, that in the judgment of PAISANO may be necessary or desirable under any law, regulation or decree of the LICENSED TERRITORY. If PAISANO so desires, at its expense, it may commence or prosecute any claims or suits in its own name or in the name of LICENSEE, or join LICENSEE as a party thereto. LICENSEE shall notify PAISANO in writing of any infringements, possible infringements or any imitations by others of the PROPERTY or the LICENSED ARTICLES which may come to LICENSEE's attention. PAISANO shall have the sole right to determine whether or not any further action shall be taken on account of any such infringements or imitations. LICENSEE shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of PAISANO. LICENSEE shall not have any rights against PAISANO by reason of PAISANO's failure to prosecute any such alleged infringements or imitations.

15. Government Approvals

     LICENSEE agrees to obtain all necessary governmental approvals with respect to LICENSEE's sale and advertising of LICENSED ARTICLES and LICENSEE's rights to manufacture, promote, sell and distribute the LICENSED ARTICLES throughout the LICENSED TERRITORY. LICENSEE shall promptly furnish copies of all such approvals to PAISANO, if requested.

16. Combination and Premium Sales

     LICENSEE warrants it will not use the LICENSED ARTICLES for combination sales, PREMIUMS, giveaways or for any similar method of merchandising without the prior written consent of PAISANO, and will refrain from distributing LICENSED ARTICLES for purposes other than SALE without the prior written consent of PAISANO.

17. Assignment

     This AGREEMENT and all rights and duties herein are personal to LICENSEE and shall not, without PAISANOs prior written approval, be assigned, mortgaged, sublicensed or otherwise encumbered by LICENSEE or by operation of law. Any attempt by LICENSEE to grant a sublicense or to assign or part with possession or control of the AGREEMENT or any of LICENSEE's rights or duties hereunder shall be void from the beginning and shall constitute a material breach of this AGREEMENT. This AGREEMENT and all rights and duties may be assigned by PAISANO without the consent of LICENSEE.

18. Miscellaneous

     This AGREEMENT constitutes the entire agreement and understanding between the parties hereto and terminates and supersedes any prior agreement or understanding relating to the subject matter hereof between PAISANO and LICENSEE. None of the provisions of the AGREEMENT can be waived or modified except in a written document signed by both parties. There are no representatives, promises, agreements, warranties, covenants or undertakings other than those expressly contained herein. The headings on each paragraph hereof are for convenience purposes only and shall not be used to construe the terms of this AGREEMENT. This AGREEMENT shall be deemed to have been accepted and signed in Agoura Hills, California and shall be construed in accordance with the laws of the State of California. In the event of any dispute arising from this AGREEMENT, LICENSEE consents and agrees to in personam jurisdiction and venue exclusively in either the Superior Court for Los Angeles County, or the United States District Court for the Central District of California, located in Los Angeles, California.

19. Severability

     The provisions of this AGREEMENT are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision or part thereof.

20. Survivorship of Provisions

    Notwithstanding the expiration or termination of this AGREEMENT, all rights, obligations and remedies which accrued prior to the termination or expiration hereof shall survive such termination or expiration.

21. Confidentiality

     LICENSEE shall at no time reveal, allow to be revealed, disclose, or otherwise participate in the disclosure of the contents of this Agreement, or the AGREEMENT itself without the express written consent of LICENSOR. Furthermore, LICENSEE shall undertake at all times to maintain this AGREEMENT in secrecy and take all reasonable efforts to insure this.

22. Costs

     In any action to enforce this AGREEMENT, the prevailing party shall be entitled to costs and reasonable attorney's fees incurred thereby.


     IN WITNESS WHEREOF, the parties have executed this AGREEMENT through authorized officers as of the date set forth above.

PAISANO PUBLICATIONS, INC.
                                                  ----------------------
By /s/ Brian Wood                                 By: /s/Leon Hatcher
Title: President                                  Title: Chairman of the Board
Date: 1/15/97                                     Date: 1/15/98
Date


                               EXHIBIT A                   (   )Initials
                               PROPERTY
1. TRADEMARKS:
   (a) EASYRIDERS <copyright symbol appears here>
   (b)
   (c)
   (d)
   (e)

2. TRADE NAMES:
   (a) EASYRIDERS CAFE
   (b)
   (c)
   (d)

3. Literary, Pictorial, Graphic, Sculptural, Audio-visual Works, Designs, Logos, Characters, Symbols, Likenesses, Visual
Representatives:
   (a)
   (b)
   (c)
   (d)
   (e)

4. OTHERS (eg. phrases, inscriptions):
   (a)
   (b)

                              EXHIBIT B                 (   )Initials

                         LICENSED ARTICLES

1. GOODS:
   (a) AS AGREED
   (b)
   (c)
   (d)
   (e)

2. SERVICES:
   (a)
   (b)

3. SIZE, STYLE AND DESIGN LIMITS:
   (a)
   (b)
   (c)
   (d)
   (e)
4.  PRODUCT PURPOSE: For ways customary in the trade

5.  OTHER SPECIFICATIONS: None

                              EXHIBIT C                    (   )Initials
                         LICENSED TERRITORY

1. COUNTRIES:
   (a)  UNITED STATES
   (b)
   (c)
   (d)

2. STATES/REGIONS:
   (a)
   (b)
   (c)
   (d)

3. COUNTIES/CITIES/SMSA's:
   (a)
   (b)
   (c)

4. LOCATIONS:
   (a)
   (b)

5. CLASS OF CUSTOMERS:
   (a)
   (b)
   (c)

6. CHANNELS OF TRADE:
   (a)  WAYS CUSTOMARY IN TRADE
   (b)

                            EXHIBIT D
                      ADDENDUM TO AGREEMENT
                      DATED JANUARY 15,1997
                             (page 6)

License Royalty rate shall apply only to the goods sold outside the distribution activity of the Easyriders Cafe sites.